UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 13, 2011

CENTERLINE HOLDING COMPANY
(Exact Name of Registrant as specified in its charter)

DELAWARE	1-13237	13-3949418
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 317-5700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 13, 2011, Centerline Holding Company filed an Entity Classification Election with the IRS to become an association taxable as a corporation.  Previously, Centerline Holding Company, a Delaware statutory trust, was treated as a pass through entity, and all items of income and deductions flowed through to its investors. The change in tax status will result in Centerline Holding Company becoming subject to entity-level tax.

Centerline Holding Company investors will receive a final schedule K-1 for the short period ending July 30, 2011 which will be available in February, 2012.  Schedule K-1 forms will also be available on line at www.centerline.com in February.  As a corporation, investors will no longer be required to report any income or deductions recognized by Centerline, and will no longer receive annual K-1s after the issuance of the final 2011 K-1 in February, 2012.

Exhibit 99.1 hereto is a copy of a press release issued on October 14, 2011 announcing the filing of the Entity Classification Election by Centerline Holding Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centerline Holding Company
(Registrant)

By:	/s/ Robert L. Levy
	Name:	Robert L. Levy
	Title:	President, Chief Financial Officer and Chief Operating Officer

Date: October 14, 2011